                                                                    EXHIBIT 10.1


                             EMPLOYMENT AGREEMENT


          AGREEMENT, dated as of August 23, 1995, by and between Carson Products Company, a Delaware corporation (the "Company"), and Dr. Leroy Keith ("Executive").

                                  WITNESSETH:
                                  ----------

          WHEREAS, all of the outstanding capital stock of the Company has on the date hereof (the "Closing Date") been purchased pursuant to a Stock Purchase Agreement dated as of May 11, 1995, as amended (the "Stock Purchase Agreement"), among DNL Savannah Acquisition Corp., a Delaware corporation ("DNL"), the prior owners of such stock and the Company (under its then name Aminco, Inc.); and

          WHEREAS, the Company wishes to retain the services of Executive from and after the Closing Date and Executive wishes to be employed in the service of the Company from and after the Closing Date, on the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows :

          1.  TERM OF COVERED EMPLOYMENT.  The term of Executive's employment
              --------------------------
covered under this Agreement (the "Term of Covered Employment") shall commence on the Closing Date and shall end on the third anniversary of the Closing Date (the "Expiration Date"), unless terminated earlier under Section 5.

          2.  EMPLOYMENT AND DUTIES.  Subject to the terms and conditions
              ---------------------
hereinafter set forth, during the Term of Covered Employment, the Company shall employ Executive, and Executive shall serve, as Chairman and Chief Executive Officer of the Company. In such capacity, Executive shall report to the Board of Directors of the Company (the "Board"). Executive shall devote substantially all his regular working time to such employment. Executive may continue to serve on the corporate or other organizational boards listed in Appendix B hereto, but shall be required to obtain the prior written consent of the Board before accepting any appointment to a board of any other organization.

          3.  COMPENSATION AND BENEFITS.
              -------------------------

         3.1  Compensation.  For all services to be rendered during the Term of
              ------------
     Covered Employment, the Company shall pay Executive a salary ("Base Salary") of $325,000 per annum, payable bi-weekly in arrears. In addition, within 30 days after the Closing Date, the Company shall pay Executive a one-time bonus of $125,000. In addition, for each fiscal year of the Company ending within the Term of Covered Employment, Executive shall receive a bonus (the "Bonus) in an amount equal to (i) thirty percent (30%) of his Base Salary if the "base case" objectives (but not the "anticipated case" objectives) for that fiscal year specified in the business plan attached as Appendix A hereto are met, and (ii) fifty percent (50%) of his Base Salary if the "anticipated case" objectives for that fiscal year specified in the business plan attached as Appendix A hereto are met. The Bonus shall be paid in a single lump sum no later than 120 days after the end of the fiscal year for which the applicable objectives have been met.

          3.2  Pension and Welfare Plans.  During the Term of Covered
               -------------------------
     Employment, Executive shall also be eligible to participate in any pension and welfare plans maintained by the Company for its employees, subject to the requirements of applicable law.

          3.3  Fringe Benefits.
               ---------------

          (a)  Automobile.  During the Term of Covered Employment, Executive
               ----------
          shall be entitled to an automobile allowance from the Company of $1,000 for each month during the Term of Covered Employment. In addition, the Company shall pay for all insurance on the automobile to which the monthly allowance is applied. However, Executive shall be solely responsible for all maintenance, repair and other expenses with respect to such automobile.

          (b)  Relocation Expenses/Allowance.  The Company shall reimburse
               -----------------------------
          Executive for all expenses incurred by him in relocating to Savannah, Georgia or its vicinity. The Company shall reimburse Executive for all travel and temporary lodging expenses incurred by him prior to the first anniversary of the Closing Date for up to three trips to Savannah, Georgia to secure his new permanent residence in Savannah, Georgia or its vicinity. In addition, the Company shall pay Executive $50,000 as a general relocation allowance.

          (c)  Other Fringe Benefits.  During the Term of Covered Employment,
               ---------------------
          Executive shall also receive any other fringe benefits generally provided by the Company to its employees.

          4.   LONG-TERM INCENTIVE AWARD.  On the Closing Date, the Company
               -------------------------
shall award and issue to Executive 30 shares of the Class A Common Stock of DNL Savannah Holding Corp., a Delaware corporation ("DNL Holding") which, after the Closing Date, is the parent corporation of the Company, (or any successor thereto) (such awarded stock, the "Restricted Shares"), such shares to constitute three percent (3%) of the total number of shares of common stock of DNL Holding then outstanding. Executive shall be fully vested in the Restricted Shares immediately upon their issuance.

          The Restricted Shares, immediately after their issuance, shall be transferred by Executive to DNL Partners, Limited Partnership, a Delaware limited partnership, as Trustee (the "Voting Trustee") under the Voting Trust Agreement dated as of the date hereof (the "Voting Trust Agreement") by and among the Voting Trustee, Executive and certain other stockholders, and Executive shall in exchange therefor receive Voting Trust Certificates (the "Certificates") pursuant to the Voting Trust Agreement. Executive shall have no right to transfer the Certificates, or if the voting trust established pursuant to the Voting Trust Agreement shall be terminated and Executive is issued share certificates in respect of the Restricted Shares, such Restricted Shares, until the earlier of (i) the expiration unexercised of the Company's option referred to below following Executive's termination of employment with the Company for any reason (including death or disability) or (ii) the time a registration statement for the public offering of the common stock of DNL Holding (or any successor thereto) under the Securities Act of 1933, as amended, is declared effective by the Securities and Exchange Commission (the event described in this clause (ii), an "IPO Event"). In addition, in the event of Executive's termination of employment with the Company for any reason (including death or disability), the Company shall have the option, but not the obligation, to purchase from Executive or his estate, and the Executive or his estate, as the case may be, shall be obligated to sell to the Company, upon the exercise of its option, all of the Certificates or Restricted Shares at the fair market value of such Certificates or Restricted Shares as of the date of the Company's giving notice to Executive or his estate, as the case may be, that the Company intends to exercise such option, which fair market value shall be as determined by DNL Holding's independent certified public accountants or, if such accountants are unwilling or unable to make such determination, by an independent appraiser reasonably satisfactory to the parties hereto. To exercise such option (the "Option"), the Company shall give written notice to Executive or his estate, as the case may be, not later than 180 days after such termination of Executive's employment stating that the Company intends to exercise the Option and specifying a date, not later than 210 days after such termination, on which the Company will so purchase such Certificates or Restricted Shares.
Notwithstanding the foregoing provisions of this Section 4, in the event of an IPO Event while Executive remains employed by the Company (which, under the terms of the Voting Trust Agreement, will result in the termination of the voting trust created thereby, effective at the time of the IPO Event) (i) the Option of the Company shall be terminated and (ii) Executive shall (subject to the provisions of the Registration Rights Agreement hereinafter referred to) have the right to transfer the Restricted Shares, including the right to sell the Restricted Shares in connection with the anticipated public offering. Executive shall have the rights with respect to the registration of the Restricted Shares under the Securities Act of 1933, as amended, as provided in the Registration Rights Agreement being entered into simultaneously herewith between DNL Holding and the Executive.

          5.   TERMINATION OF EMPLOYMENT.  Notwithstanding any other provision
               -------------------------
of this Agreement, but subject to the notice provisions contained in this
Section 5, the Company retains the right to terminate Executive's employment, and Executive retains the right to resign from employment with the Company, at any time and for any reason.

          5.1  Termination for Cause.  The Company may terminate Executive's
               ---------------------
     employment with the Company for "Cause" (as hereinafter defined) in the manner specified in this Section 5.1. In the event that on or after the Closing Date and prior to the Expiration Date, the Company terminates Executive's employment with the Company for Cause, the Term of Covered Employment shall end on the date of such termination (which shall be the date specified in the notice described in this Section 5.1) and Executive shall be entitled only to any unpaid amount of Base Salary for his employment with the Company through and including the date of such termination. In any event, Executive shall not be entitled to receive any amount of Base Salary with respect to any period following the date of such termination, or any portion of the Bonus for the fiscal year of the Company in which such date of termination occurs.

     For purposes of this Agreement, termination for "Cause" means termination by the Company due to Executive's gross dereliction of his duties under this Agreement, including, without limitation, his refusal to follow or gross neglect of the directions of the Board, or any willful misconduct by Executive that is materially injurious to the Company, or the indictment of Executive for a felony involving moral turpitude.

     To terminate Executive for Cause, the Company shall give a written notice of such termination to Executive ("Notice of Termination"), which notice shall have been authorized by a vote of the majority of the Board and shall specify the date of such termination, which shall not be earlier than the date on which such notice is given to Executive. Such notice shall be given to Executive no later than 10 days after a member of the Board (other than Executive) has actual knowledge of the events or circumstances which purportedly constitute Cause for such termination, and shall specify the particular act or acts, or failure to act, or other events or circumstances constituting Cause for such termination. Executive shall be given the opportunity within 30 days after receiving such notice to meet with the Board to explain why Cause for such termination does not exist. Within 15 days after any such meeting, the Board shall give Executive its final decision regarding whether Cause exists. If the Board's final decision is that Cause exists, Executive's employment with the Company shall be terminated under this Section 5.1 pursuant to the Notice of Termination as of the date of termination specified in such Notice. If the Board's final decision is that Cause does not exist, Executive's employment with the Company shall not be terminated under this Section 5.1.

          5.2  Resignation.  Executive may resign from employment with the
               -----------
     Company by giving the Company written notice of such resignation, which notice shall specify the date of resignation, which shall not be earlier than 30 days after the date such written notice is given to the Company.

          (a)  Resignation for Good Reason.  In the event the Executive's
               ---------------------------
          resignation is for "Good Reason", as hereinafter defined, the Term of Covered Employment shall end on the date of resignation specified in his notice of resignation and the Company shall pay Executive, within 15 days after the later of such date of resignation or the "Final Determination Date" (as hereinafter defined), an additional lump sum amount equal to 200% of one year's Base Salary. Executive shall not be eligible to participate in any of the Company's employee benefit plans following such date of resignation, except as may be required by applicable law.

          For purposes of this Agreement, "Good Reason" for resignation means any of the following actions taken by the Company without Executive's express prior written consent: (i) assignment to Executive of any duties or responsibilities inconsistent in any material respect with the scope of the duties or responsibilities associated with Executive's title and position; (ii) diminution of Executive's title or position; (iii) decrease in Executive's annual Base Salary or an adverse change in the terms governing the amount and availability of the Bonus; (iv) material diminution, in the aggregate, of the benefits provided to Executive; (v) material breach of the Company's obligations under this Agreement; and (vi) any action by the Company, its directors or its employees subjecting the Company to publicity or governmental sanctions which are materially adverse to the interests of Executive hereunder.

               If Executive claims to have resigned for Good Reason, he shall expressly state in his written notice of resignation that he is
          resigning for Good Reason.   Such notice must be delivered to the
          Board no later than ninety (90) days after the date Executive has actual knowledge of the events or circumstances which purportedly constitute Good Reason for such resignation, and shall specify the particular act or acts, or failure to act, or other events or circumstances constituting Good Reason for such resignation. If the Board does not respond in writing to Executive within 30 days after receiving such notice, Executive's resignation shall be deemed to be for Good Reason. If the Board notifies Executive in writing, within 30 days after receiving such notice, that it has determined that Good Reason does not exist, then Executive shall be given the opportunity within 30 days after receiving such notice from the Board to meet with the Board to explain why Good Reason exists. Within 15 days after any such meeting, the Board shall give Executive its final decision regarding whether Good Reason exists (the date the Board gives Executive such final decision, the "Final Determination Date"). If the Board's final decision is that Good Reason exists, Executive shall be entitled to the payment specified in the first paragraph of this
          Section 5.2(a). If the Board's final decision is that Good Reason does not exist, Executive shall not be entitled to such payment, and his resignation shall be governed by Section 5.2(b).

          (b)  Resignation Other Than for Good Reason.  In the event that
               --------------------------------------
          Executive's resignation is other than for Good Reason, the Term of Covered Employment shall end on the date of resignation specified in his notice of resignation, and Executive shall be entitled only to any unpaid amount of Base Salary for his employment with the Company through and including such date of resignation. Executive shall not be entitled to receive any amount of Base Salary with respect to any period following such date of resignation, or any portion of the Bonus for the fiscal year of the Company in which such date of resignation occurs.

          5.3  Termination Other Than For Cause.  The Company may terminate
               --------------------------------
     Executive's employment with the Company other than for Cause by giving Executive written notice of such termination, which notice shall specify the date of such termination, which shall not be earlier than 30 days after such written notice is given to Executive. In the event that on or after the Closing Date and prior to the Expiration Date Executive's employment with the Company is terminated by the Company other than for Cause, the Term of Covered Employment shall end upon such specified date of termination and the Company shall pay Executive, within 15 days after such date of termination, an additional lump sum amount equal to 150% of one year's Base Salary. Executive shall not be eligible to participate in any of the Company's employee benefit plans following such date of termination of employment, except as may be required by applicable law.

          5.4  Termination Due to Death or Disability.  The Company may
               --------------------------------------
     terminate Executive's employment with the Company due to "Disability", as hereinafter defined, by giving Executive written notice of such termination, which notice shall specify the date of such termination, which shall not be earlier than 30 days after such written notice is given to Executive. If on or after the Closing Date and prior to the Expiration Date Executive's employment with the Company is terminated due to Disability, or if during such period Executive dies, the Term of Covered Employment shall end upon such specified date of termination or date of death, as applicable, and the Company shall pay Executive, or his beneficiary or estate, as the case may be, within 15 days after such date of termination or death, an additional lump sum amount equal to 150% of one year's Base Salary.

          For purposes of this Agreement, "Disability" means Executive's inability to perform his duties under this Agreement for a period of at least six consecutive months because of medically determinable physical or mental impairment, as determined by a physician mutually agreeable to Executive and the Company. If Executive and the Company are unable to agree on such a physician, each shall appoint one physician and those two physicians shall appoint a third physician who shall make such a determination.

          6.   NON-COMPETITION; NON-SOLICITATION.  While Executive is employed
               ---------------------------------
by the Company (including any period of such employment following the expiration of the Term of Covered Employment), Executive shall not directly or indirectly
(i) own, manage, operate, represent, promote, consult for, control or participate in the ownership, operation, acquisition or management of any business manufacturing and/or distributing ethnic hair care products or cosmetics within a 500-mile radius of the Company's headquarters, (ii) solicit (other than on behalf of the Company or any of its affiliates), divert or take away the business of any customers of the Company or any of its affiliates, or any prospective customers of the Company or any of its affiliates whose business the Company or any of its affiliates is actively soliciting during Executive's employment with the Company with whom Executive had any material personal contact, or (iii) solicit or induce any employee of the Company or any of its affiliates to terminate such employee's employment with the Company or such affiliate. It is expressly acknowledged that a breach of this covenant may result in irreparable harm to the Company for which there is no adequate remedy at law and that, therefore, in the event of such a breach, the Company shall be entitled to obtain injunctive relief restraining Executive from engaging in activities prohibited by this Section 6 or any other relief as may be required to specifically enforce this covenant.

          7.   CONFIDENTIALITY.  While employed by the Company and at all times
               ---------------
thereafter, Executive shall maintain the confidentiality of all information of and relating to, and all material of, the Company and its affiliates that have not been made available to the public (other than by reason of a breach by Executive of his obligations under this Section 7) and shall not, without the Company's prior written permission, disclose to any person outside of the Company and its affiliates any such information or material. Without limiting the foregoing sentence, such information and material shall include pricing plans and price policies, business plans, sales forecasts, research and development, formulas, procedures and the identity of customers and suppliers and the terms upon which the Company or any of its affiliates deals with them. Upon termination of employment with the Company, Executive shall return to the Company all property in his possession, whether or not containing confidential information, including but not limited to originals and copies of any written documents, drawings and reports, diskettes and other storage media, belonging to the Company or any of its affiliates or received from the Company or any of its affiliates. It is expressly acknowledged that a breach of this covenant may result in irreparable harm to the Company for which there is no adequate remedy at law and that, therefore, in the event of such a breach, the Company shall be entitled to obtain injunctive relief restraining Executive from engaging in activities prohibited by this Section 7 or any other relief as may be required to specifically enforce this covenant.

          8.   TAXES.  The Company shall be entitled to deduct and withhold from
               -----
all amounts payable under this Agreement all applicable Federal, state and local taxes which the Company determines are required by law to be deducted and withheld.

          9.   NOTICES.  All notices and other communications under this
               -------
Agreement shall be in writing and shall be given by hand delivery to the party receiving such notice or by certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to Executive:          Dr. Leroy Keith
                                    c/o Carson Products Company
                                    65 Ross Road
                                    Savannah, Georgia  31405


          If to the Company:        Carson Products Company
                                    c/o DNL Savannah Holding
                                         Corp.
                                    1 Morningside Drive, North
                                    Suite 200
                                    Westport, CT 06880
                                    Attention: Vincent A. Wasik

or to such other address as either party shall have furnished to the other party in writing as the address to send future notices and communications in accordance herewith. Any notice or communication shall be deemed given when actually received by the party who is its intended recipient.

          10.  SEVERABILITY.  If any provision of this Agreement is held to be
               ------------
invalid under applicable law, such provision shall be ineffective only to the extent of such invalidity, and the remaining provisions of this Agreement shall be unimpaired.

          11.  WAIVERS.  The waiver by either party of a breach of any provision
               -------
of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision, or as a waiver of any other provision of this Agreement.

          12.  ASSIGNABILITY.  The Company may assign its rights and obligations
               -------------
hereunder to any of its affiliates, or to any successor of the Company; provided, that this Agreement shall, without further action of the Company,
- --------
automatically be assumed by the surviving entity in any merger transaction or transactions to which the Company is a party. Executive may not assign any of his rights, duties, obligations or interests hereunder to any other person without the prior express written consent of the Board of Directors of the Company.

          13.  ENTIRE AGREEMENT.  This instrument contains the entire agreement
               ----------------
of the parties with respect to, and supersedes all prior agreements relating to, Executive's employment with the Company.

          14.  GOVERNING LAW.  This Agreement shall be governed by, and
               -------------
construed and enforced under, the laws of the State of Georgia.

          15.  EFFECTIVENESS OF AGREEMENT .  This Agreement shall be and become
               ---------------------------
effective as of the Closing Date; provided, that if the Stock Purchase Agreement
                                  --------
is terminated, this Agreement shall be canceled and be of no force or effect.


          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


EXECUTIVE                                  CARSON PRODUCTS COMPANY


__________________________                 _____________________________
     Dr. Leroy Keith                       By:  Bradford Creswell

                                  Appendix A

                                 Business Plan


                    Executive Level Bonus Targets for FY1996
                    ----------------------------------------


                            Anticipated Case     Base Case
                            ----------------     ---------

                   Sales          $68.8            $66.3
                   EBITDA         $15.9            $13.1

Appendix B

Existing Board Memberships


Keystone Investment Group

Mutual Funds Board of the Phoenix Home Life Mutual Life Insurance Company

Board of Directors of the One to One Foundation

Baylor School

Public Education Foundation

                            CARSON PRODUCTS COMPANY
                                 P.O. Box 22309
                          Savannah, Georgia 31403-2309



                                 July 31, 1996



PERSONAL AND CONFIDENTIAL
- -------------------------

Dr. Leroy Keith
c/o Carson Products Company
65 Ross Road
Savannah, Georgia 31405

                     Re: Employment Agreement Modification
                         ---------------------------------

Dear Dr. Keith:

     I am pleased to advise you that the Board of Directors of Carson Products Company (the "Company") has agreed to modify your employment agreement, dated as of August 23, 1995, with the Company (the "Employment Agreement") to (i) extend your term of employment thereunder, (ii) increase your base salary, and (iii) effect certain other changes thereto.

     Accordingly, the Employment Agreement is hereby modified, effective as of the dates set forth below, as follows:

     1. Effective as of the closing of the Offerings (as that term is defined in the Form S-1 Registration Statement filed by Carson, Inc. under the Securities Act of 1933), Section 1 of the Employment Agreement is hereby amended by deleting it in its entirety and replacing it with a new Section 1 to read in its entirety as follows:

               "1.  Term of Covered Employment.  The term of Executive's
                    --------------------------
     employment covered under this Agreement (the "Term of Covered Employment") shall commence on the Closing Date and shall end on the third anniversary of the closing of the Offerings, as that term is defined in the Form S-1 Registration Statement filed by Carson, Inc. under the Securities Act of 1933, (the "Expiration Date"), unless earlier terminated under Section 5 of this Agreement."

          2. Effective as of [the date hereof], Section 3.1 of the Employment Agreement is hereby amended by deleting it in its entirety and replacing it with a new Section 3.1 to read as follows:

               "3.1  Compensation.  For all services to be rendered during the
                     ------------
          Term of Covered Employment, the Company shall pay Executive a salary ("Base Salary") of $385,000 per annum, payable bi-weekly in arrears. In addition, for each fiscal year of the Company ending within the Term of Covered Employment, Executive shall receive a bonus (the "Bonus") in an amount equal to (i) thirty percent (30%) of Base Salary if the "base case" objectives (but not the "anticipated case" objectives) for that fiscal year, as specified by the Board (as defined in Section 2 of this Agreement), or a committee thereof, are achieved, or (ii) fifty percent (50%) of Base Salary if the "anticipated case" objectives for that fiscal year, as specified by the Board (or a committee thereof) are met. The objectives utilized in determining the Bonus shall be net revenue growth, net income, earnings per share and/or stock price growth, each as defined by the Board (or a committee thereof) in its sole discretion. A lesser percentage of Base Salary may be paid hereunder if one or more, but not all, of the targeted objectives for a fiscal year are achieved.
          If the "base case" objectives are met, the value of the Bonus, if any, shall be paid seventy-five percent (75%) in a single lump sum cash payment and twenty-five percent (25%) in shares of restricted stock of Carson, Inc. If the "anticipated case" objectives are met, the value of the Bonus, if any, shall be paid fifty percent (50%) in a single lump sum cash payment and fifty percent (50%) in shares of restricted stock of Carson, Inc. Such restricted stock shall vest as to one-third (1/3) of the aggregate number of shares delivered to Executive on each of the first three anniversaries of the date of payment of the Bonus (if Executive is employed by the Company on such dates). The Bonus shall be paid no later than 120 days after the end of the fiscal year for which the applicable objectives have been met."

          3. Effective as of [the date hereof], Section 3.2 of the Employment Agreement is hereby amended by adding at the end thereof the following proviso:

          ", provided, however, that, unless otherwise determined by the Company
             --------  -------
          and Carson, Inc., Executive shall not be eligible to participate in any profit-sharing plan maintained, sponsored or contributed to by the Company or Carson, Inc. that is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended."

          4. Effective as of the date hereof, Appendix A to the Employment Agreement is hereby deleted in its entirety.

          5. Except as expressly modified herein, the Employment Agreement shall remain in full force and effect in accordance with its terms and provisions as the same are set forth on the date hereof.

          Please indicate your acceptance of and agreement to the above modifications by signing this modification agreement in the space provided below.

                              CARSON PRODUCTS COMPANY


                              By:___________________________
                                    Name:

                                    Title:


AGREED TO AND ACCEPTED:


____________________________
     Dr. Leroy Keith